Filed Pursuant to Rule 424(b)(2)
Registration No. 333-203140

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 27, 2015)

3,500,000 Shares

Celadon Group, Inc.

Common Stock
__________________________________________

This is a public offering of common stock of Celadon Group, Inc.  We are offering 3,500,000 shares of our common stock.  Our common stock is listed on the New York Stock Exchange under the symbol “CGI.”  On May 27, 2015, the last reported sale price of our common stock was $23.96 per share.

The underwriter has agreed to purchase our common stock from us at a price of $22.5823 per share, which will result in approximately $79.0 million of total proceeds to us.  The underwriter may offer our common stock in transactions on the New York Stock Exchange, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.  See “Underwriting.”

We have granted the underwriter a 30-day option to purchase up to 525,000 additional shares of common stock at a price of $22.5823 per share.

Investing in our common stock involves a high degree of risk.   See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to read about certain factors you should consider before buying our common stock.
__________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of our common stock to purchasers on or about June 2, 2015.
__________________________________________

RAYMOND JAMES

__________________________________________

The date of this prospectus supplement is May 28, 2015.

TABLE OF CONTENTS

Prospectus Supplement

TABLE OF CONTENTS

 Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement and the documents incorporated by reference herein, which describes the specific terms of this offering of our common stock. The second part is the accompanying prospectus and the information incorporated by reference therein, which gives more general information, some of which may not apply to our common stock or this offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus. If any information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We have not, and the underwriter has not, authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective dates thereof, or that the information contained in any document incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security.  Our business, financial condition, and results of operations may have changed since then.

You should carefully read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement, before you invest.  These documents contain information you should consider before making your investment decision.

In this prospectus supplement, “Celadon,” the “Company,” “we,” “us,” “our,” and similar terms refer to Celadon Group, Inc. and its direct and indirect subsidiaries that are part of the consolidated group for financial reporting purposes, except where the context otherwise requires or as otherwise indicated. References to our “common stock” refer to the common stock of Celadon Group, Inc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes. The estimates of market share and industry data and forecasts included in or incorporated by reference into this prospectus supplement and the accompanying prospectus have been obtained from industry publications and surveys. We believe the information contained in these industry publications and surveys and forecasts to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference contain certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  All statements other than statements of historical fact included or incorporated in this prospectus supplement or the accompanying prospectus, including statements regarding our financial position, future operating plans, future industry characteristics, growth expectations, and objectives for our future operations, among others, are forward-looking statements. Such statements may be identified by their use of terms or phrases such as “may,” “could,” “expects,” “estimates,” “projects,” “believes,” “anticipates,” “plans,” “intends,” and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Although we believe that such forward-looking statements are based on reasonable assumptions, we give no assurance that our expectations will in fact occur. For examples of risks, uncertainties, and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, see “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

S-i

SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in our common stock. Please read this entire prospectus supplement and the accompanying prospectus, including the risk factors, as well as the information incorporated by reference into this prospectus supplement and the accompanying prospectus, carefully.

Celadon Group, Inc.

We are one of North America's largest truckload freight transportation providers.  Our primary services involve point-to-point shipping for major customers within the Unites States, between the United States and Mexico, and between the United States and Canada.  We complement these services with a variety of warehousing, supply chain logistics, tractor leasing, and other services that we believe add value to our customers and professional truck drivers.  Since our 2012 fiscal year, we have expanded our business and diversified our service offerings substantially, primarily through a series of acquisitions.

We operate our business through two reportable segments: our primary segment, which we refer to as "asset based," and a small but growing segment we refer to as "asset light."  Asset based services generally require greater ongoing net capital expenditures because we provide them using our own tractors and trailers or other assets.  Asset light services generally require less ongoing net capital expenditures because we contract with third parties, such as other trucking companies, railroads, or warehouse owners, to provide all or a substantial portion of the assets needed to provide the service.  We believe a combination of asset based and asset light services affords us the opportunity to increase our size, diversification of revenue streams, and importance to customers while managing our expected ongoing net capital expenditures and improving our return on invested capital.

Our primary asset based services include United States domestic dry van, refrigerated, and flatbed service; cross-border service between the United States and each of Mexico and Canada; intra-Mexico and intra-Canada service; dedicated contract service; regional and specialized short haul service; and rail intermodal service.  We generate a substantial portion of our asset based revenue from services provided internationally (in Mexico or Canada or cross-border), and we believe the size of our international operations and expertise with the unique regulatory and logistical requirements of each North American country provide a competitive advantage in the international trucking marketplace.  In addition, through our Quality Companies subsidiaries, we provide tractor leasing and ancillary services to owner-operators who contract with us or with other trucking companies.  We have grown the Quality Companies significantly during fiscal 2015, and we intend to continue to do so.

Our primary asset light services include freight brokerage, warehousing, less-than truckload consolidation, and supply chain logistics services.  We believe these services afford us an opportunity to increase our scale and market share with customers, serve customers' needs by covering more of their loads, retain control over freight even when it does not meet our financial or operating objectives at the time, and concentrate our assets with the most beneficial loads.

During the first three quarters of our fiscal year (nine months ended March 31, 2015), we invested approximately $120.1 million in the acquisition of four businesses.  A summary of the acquired businesses, their approximate pre-acquisition annual revenue run-rate, and a brief description of their primary services follows:

●	Furniture Row Express ($23.3 million revenue). United States domestic dry van and refrigerated services.

●	A&S Services Group ($115.1 million revenue). Northeast and Mid-Atlantic dedicated, regional, warehousing, and brokerage services.

●	Bee Line ($9.6 million revenue). United States domestic dry van services.

●	Taylor Express ($37.6 million revenue). Mid-Atlantic and Southeast regional dry van and specialized bulk services.

We regularly evaluate and pursue acquisitions in the ordinary course of our business and expect to continue to do so.

Company Information

We are incorporated in Delaware.  Our principal executive offices are located at 9503 East 33rd Street, Indianapolis, Indiana, and our telephone number is (317) 972-7000.  Our website address is www.celadontrucking.com. Information contained in our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained in our website as part of this prospectus. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein when making an investment decision.

THE OFFERING

Issuer	Celadon Group, Inc.

Common stock offered by us	3,500,000 shares (or 4,025,000 if the underwriter exercises its option to purchase additional shares in full)

Common stock to be outstanding after this offering(1)	27,340,997 shares (or 27,865,997 if the underwriter exercises its option to purchase additional shares in full)

Use of proceeds
We will use the gross proceeds from this offering of approximately $79.0 million (or $90.9 million if the underwriter exercises its option to purchase additional shares in full) to repay borrowings under our revolving credit facility, for offering fees and expenses, and for general corporate purposes. For more information about our use of proceeds from this offering, see “Use of Proceeds.”

New York Stock Exchange Symbol	CGI

Risk Factors
You should carefully consider all of the information set forth under the heading “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

(1)       The number of shares to be outstanding after this offering is based on 23,840,997 shares of our common stock outstanding as of March 31, 2015, before giving effect to this offering.  The number excludes, as of March 31, 2015, 419,926 non-vested restricted shares of our common stock outstanding, 400,724 vested, but unexercised options to purchase our common stock outstanding, and 529,792 shares of our common stock available for future awards under our 2006 Omnibus Incentive Plan, as amended.

SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA
(in thousands, except per share data, operating data, and percentages)

Our summary historical financial data as of and for the fiscal years ended June 30, 2010, 2011, 2012, 2013, and 2014, under the captions “Statements of Operations Data,” “Other Financial and Operating Data,” and “Balance Sheet Data” are derived from our audited consolidated financial statements.  The consolidated financial statements for the fiscal year ended June 30, 2014, were audited by BKD, LLP.  The consolidated financial statements for the fiscal years ended June 30, 2010, 2011, 2012, and 2013, were audited by KPMG LLP.  The summary historical financial data as of and for the nine-month periods ended March 31, 2014 and 2015, have been derived from our unaudited consolidated financial statements.  The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and our results of operation for these periods.  The following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the consolidated financial statements and related notes thereto, appearing in our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2014, and our Quarterly Report on Form 10-Q for the nine months ended March 31, 2015, each of which is incorporated by reference into this prospectus supplement.

	Year Ended June 30,					Nine Months Ended March 31,
	2010	2011	2012	2013	2014	2014	2015
						(unaudited)
Statements of Operations Data:
Total revenue	$528,618	$568,249	$598,952	$613,648	$759,311	$561,926	$647,488
Operating income	19,832	30,786	46,759	48,672	39,434	27,256	44,365
Net income	$3,926	$15,262	$25,536	$27,264	$30,681	$15,174	$25,182
Diluted earnings per share	$0.18	$0.67	$1.12	$1.17	$1.29	$0.64	$1.05
Weighted average diluted shares outstanding	22,362	22,632	22,872	23,393	23,755	23,715	24,025

Other Financial and Operating Data:
For period:(1)
Avg. freight rev. per loaded mile(2)	$1.403	$1.485	$1.529	$1.571	$1.613	$1.608	$1.747
Avg. freight rev. per total mile(2)	$1.260	$1.330	$1.367	$1.399	$1.419	$1.411	$1.556
Avg. freight rev. per tractor per week(2)	$2,830	$2,877	$2,876	$2,883	$2,884	$2,843	$3,055
Avg. length of haul (in miles)	889	913	886	872	907	857	866
At end of period:
Avg. seated line-haul tractors(3)	2,702	2,662	2,705	2,707	3,268	3,294	3,682
Total trailers(3)	9,852	8,206	8,822	8,425	10,171	9,706	10,743

March 31, 2015
(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$17,688
Net property and equipment	664,210
Total assets	961,609
Long-term debt and capital leases, including current portion	475,416
Total stockholders’ equity	273,045

(1)
Unless otherwise indicated, operating data and statistics presented in this table and elsewhere in this report are for our truckload revenue and operations and exclude revenue and operations of TruckersB2B (in which we retained a minority interest following a disposition in February 2011, until April 2014, when we sold our remaining minority interest), and our less-than-truckload, local trucking, brokerage, and logistics.

(2)	Freight revenue is total revenue excluding fuel surcharges.
(3)	Total fleet, including equipment operated by Jaguar.

RISK FACTORS

An investment in our common stock involves significant risks, including those described below. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding our common stock, you should carefully consider the risks and uncertainties described below and under “Risk Factors” in our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2014, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. The risks described below and in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, our financial condition, our results of operations, and the value of our common stock.

Risks Relating to Our Business

Our business is subject to general economic and business factors that are largely out of our control, any of which could have a materially adverse effect on our operating results.

Our business depends on a number of factors that may have a materially adverse effect on our results of operations, many of which are beyond our control. Some of the most significant of these factors include excess tractor and trailer capacity in the trucking industry, declines in the resale value of used equipment, strikes or work stoppages, work slowdowns at our facilities or at customer, port, border crossing, or other shipping related facilities, increases in interest rates, fuel taxes, tolls, and license and registration fees, rising costs of healthcare, and fluctuations in foreign exchange rates.

We are also affected by recessionary economic cycles, changes in customers’ inventory levels, and downturns in our customers’ business cycles, particularly in market segments and industries, such as retail and manufacturing, where we have significant customer concentration, and regions of the country, such as Texas and the Midwest, where we have a significant amount of business. Economic conditions may adversely affect our customers and their ability to pay for our services. Customers encountering adverse economic conditions represent a greater potential for loss and we may be required to increase our allowance for doubtful accounts. These economic conditions may adversely affect our ability to execute our strategic plan.

In addition, we cannot predict future economic conditions, consumer confidence, the economic impact of actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against a foreign state or group located in a foreign state, or heightened security requirements. Enhanced security measures could impair our operating efficiency and productivity and result in higher operating costs.

We operate in a highly competitive and fragmented industry and our business may suffer if we are unable to adequately address downward pricing pressures and other results of competition.

Numerous competitive factors present in our industry could impair our ability to maintain or improve our current profitability. These factors include the following:

•
We compete with many other truckload carriers of varying sizes and, to a lesser extent, with less-than-truckload carriers, railroads, and other transportation and logistics companies, many of which have access to more equipment and greater capital resources than we do.

•
Many of our competitors periodically reduce their freight rates to gain business, especially during times of reduced growth rates in the economy, which may limit our ability to maintain or increase freight rates or maintain significant growth in our business.

•
Many customers reduce the number of carriers they use by selecting so-called “core carriers” as approved service providers or by engaging dedicated providers, and in some instances we may not be selected.

•	Many customers periodically accept bids from multiple carriers for their shipping needs, and this process may depress freight rates or result in the loss of some business to competitors.

•	The trend toward consolidation in the trucking industry may create other large carriers with greater financial resources and other competitive advantages relating to their size.

•
The market for qualified drivers is increasingly competitive, and our inability to attract and retain drivers could reduce our utilization or cause us to increase compensation, both of which would adversely affect our profitability.

•	Competition from non-asset-based logistics and freight brokerage companies may adversely affect our customer relationships and freight rates.

•	Economies of scale that may be passed on to smaller carriers by procurement aggregation providers may improve their ability to compete with us.

Increases in driver compensation or difficulty in attracting and retaining drivers could affect our profitability and ability to grow.

The trucking industry experiences substantial difficulty in attracting and retaining qualified drivers, including independent contractors. The shortage of qualified drivers is exacerbated by several factors, including the availability of alternative jobs, intense competition for drivers from other trucking companies, and the impact of regulatory initiatives, including CSA and new hours-of-service regulations. The competitive market for drivers has impacted our ability to increase our utilization and has resulted in us pursuing alternative methods to attract new employees, such as our driver school. In addition, economic conditions such as the cost and availability of fuel, insurance, tractors, and financing can negatively impact the available pool of independent contractor drivers. Our continued success is dependent on our ability to also engage a sufficient number of independent contractors, and our inability to do so may negatively impact our operations. Further, the compensation we offer our drivers and independent contractors is subject to market conditions, and we may find it necessary to increase driver and independent contractor compensation in future periods. A high turnover rate and competitive market for drivers and independent contractors requires us to continually recruit a substantial number of drivers and independent contractors and to focus on alternative recruitment methods in order to operate existing revenue equipment. If we are unable to continue to attract and retain a sufficient number of drivers and independent contractors, including through our driver school, we could be required to adjust our compensation packages, let trucks sit idle, or operate with fewer trucks and face difficulty meeting shipper demands, all of which would reduce our ability to serve our customers and would adversely affect our growth and profitability.

If our independent contractors are deemed by regulators or judicial process to be employees, our business and results of operations could be adversely affected.

Regulatory authorities and plaintiffs in certain jurisdictions have asserted that independent contractor drivers in the trucking industry are employees, rather than independent contractors, for a variety of purposes, including income tax withholding, workers’ compensation, wage and hour compensation unemployment, and other issues.  Federal legislation has been introduced in the past that would make it easier for tax and other authorities to reclassify independent contractors as employees, including legislation to increase the recordkeeping requirements for those that engage independent contractor drivers and to increase the penalties for companies who misclassify their employees and are found to have violated employees’ overtime and/or wage requirements.  Additionally, federal legislators have sought to abolish the current safe harbor allowing taxpayers meeting certain criteria to treat individuals as independent contractors if they are following a long-standing, recognized practice, extend the Fair Labor Standards Act to independent contractors, and impose notice requirements based on employment or independent contractor status and fines for failure to comply.  Some states have put initiatives in place to increase their revenue from items such as unemployment, workers’ compensation, and income taxes, and a reclassification of independent contractors as employees would help states with this initiative.  In addition, owner-operators occasionally bring lawsuits against motor carriers alleging that they are employees and seeking employment and unemployment benefits.  Taxing and other regulatory authorities and courts apply a variety of standards in their determination of independent contractor status.  If our independent contractors are determined to be employees, we would incur additional exposure under federal and state tax, workers’ compensation, unemployment benefits, labor, employment, and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings.

Ongoing insurance and claims expenses could significantly affect our earnings.

Our business results in a substantial number of claims and litigation related to personal injuries, property damage, workers’ compensation, employment issues, health care, and other issues.  We self-insure for a significant portion of our claims exposure, which could increase the volatility of, and decrease the amount of, our earnings. Our future insurance and claims expenses may exceed historical levels, which could reduce our earnings. We currently accrue amounts for liabilities based on our assessment of claims that arise and our insurance coverage for the periods in which the claims arise and we evaluate and revise these accruals from time-to-time based on additional information.  Because of our significant self-insured amounts, we have exposure to fluctuations in the number and severity of claims and the risk of being required to accrue or pay additional amounts if our estimates are revised or the claims ultimately prove to be more severe than originally assessed.

We maintain insurance for most risks above the amounts for which we self-insure.  If any claim were to exceed our coverage, or fall outside the coverage, we would bear the excess or uncovered amount, in addition to our other self-insured amounts. If insurance carriers raise our premiums, our insurance and claims expense could increase, or we could find it necessary to again raise our self-insured retention or decrease our aggregate coverage limits when our policies are renewed or replaced. Our operating results and financial condition could be materially and adversely affected if these expenses increase, if we experience a claim in excess of our coverage limits, or if we experience a claim for which we do not have coverage.

We derive a significant portion of our revenue from our major customers, the loss of one or more of which could have a materially adverse effect on our business.

A significant portion of our revenue is generated from our major customers. For fiscal 2014, our top 10 customers, based on revenue, accounted for approximately 24.1% of our revenue. We do not expect this percentage to change materially for fiscal 2015. Generally, we do not have long-term contractual relationships with our major customers, and we cannot provide assurance that our customers will continue to use our services or that they will continue at the same levels. A reduction in or termination of our services by one or more of our major customers could have a materially adverse effect on our business and operating results.

Our revenue growth may not continue at historical rates, which could adversely affect our stock price.

Our revenue growth over the past five years has been attributable to an improving economic and freight pricing environment, acquisitions, and expansions of our suite of services.  Economic weakness, a failure to consummate acquisitions, disposing of a business line (such as our prior disposition of Trucks B2B), or failure to attract and retain sufficient drivers could lead to a reduction in our revenue growth or lower revenue. Slower revenue growth could adversely affect our stock price.

We operate in a highly regulated industry and increased costs of compliance with, or liability for violation of, existing or future regulations could have a materially adverse effect on our business.

Our operations are regulated and licensed by various U.S., Canadian, and Mexican agencies. Our drivers and independent contractors also must comply with the safety and fitness regulations of the United States Department of Transportation (“DOT”), including those relating to drug and alcohol testing and hours-of-service. Such matters as weight and equipment dimensions are also subject to U.S. and Canadian regulations. We also may become subject to new or more restrictive regulations relating to fuel emissions, drivers’ hours-of-service, ergonomics, or other matters affecting safety or operating methods. Other agencies, such as the Environmental Protection Agency (“EPA”) and the Department of Homeland Security also regulate our equipment, operations, and drivers. Future laws and regulations may be more stringent and require changes in our operating practices, influence the demand for transportation services, or require us to incur significant additional costs. Higher costs incurred by us or by our suppliers who pass the costs onto us through higher prices could adversely affect our results of operations. The Regulation section in Item 1 of Part I of our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2014 discusses several proposed and final regulations that could materially impact our business and operations.

The DOT’s Compliance, Safety, Accountability program (“CSA”) could adversely affect our profitability and operations, our ability to maintain or grow our fleet, and our customer relationships.

Under CSA, drivers and fleets are evaluated based on certain safety-related standards.  Carriers’ safety and fitness ratings under CSA include the on-road safety performance of the carrier’s drivers. As a result of these increased standards, drivers who do not meet such standards are not eligible to drive for us. If we experience safety and fitness violations, our fleet could be ranked poorly as compared to our peers, and our safety and fitness scores could be adversely impacted. A reduction in our safety and fitness scores or those of our drivers could also reduce our competitiveness in relation to other companies who retain higher scores. Additionally, competition for drivers with favorable safety ratings may increase and thus provide for increases in driver related compensation costs.

Future fitness and safety violations may cause us to exceed the intervention threshold in one or more of the safety and fitness categories evaluated under CSA. If this were to occur we may be prioritized for an intervention action or roadside inspection, either of which could adversely affect our results of operations. Failure to cure any such deficiency could cause high-quality drivers to seek other carriers or could cause our customers to direct their business away from us and to carriers with higher fleet rankings, either of which would adversely affect our results of operations.

We may not make acquisitions in the future or, if we do, we may not be successful in our acquisition strategy.

We have pursued an aggressive acquisition strategy in recent years, having made approximately thirty acquisitions since 1995, and approximately seventeen since the beginning of fiscal 2013. Accordingly, acquisitions have provided a substantial portion of our growth. There is no assurance that we will be successful in identifying, negotiating, or consummating any future acquisitions. If we fail to make any future acquisitions, our growth rate could be materially and adversely affected.

Any acquisitions that we undertake could be difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our results of operations.

Acquisitions involve numerous risks, including the following:

•	failure of the acquired company to achieve anticipated revenues, earnings, or cash flows;

•	dilutive issuance of equity securities and/or incurring indebtedness;

•	the assumption of liabilities, including undisclosed liabilities and liabilities that exceed our estimates;

•	inability to negotiate effective indemnification protection from the seller, or inability to collect in the event of an indemnity claim;

•	problems integrating the purchased operations with our own, which could result in substantial costs and delays or other operational, technical, or financial problems;

•	potential compliance issues with regard to acquired companies that did not have adequate internal controls;

•	diversion of management’s attention or other resources from our existing business;

•	risks associated with entering markets or business lines in which we have had no or limited prior experience;

•	increases in working capital and capital expenditure investment to fund the growth of acquired operations;

•	potential loss of customers, key employees, drivers, and independent contractors of the acquired company; and

•	future write-offs of intangible and other assets if the acquired operations fail to generate sufficient cash flows.

If we make acquisitions in the future, there is no assurance that operations, assets, and personnel of the acquired operations will be successfully and profitably integrated into our existing business.

We have significant ongoing capital requirements that could affect our profitability if we are unable to generate sufficient cash from operations and obtain financing on favorable terms.

The trucking industry is capital intensive, and our policy of operating newer equipment requires us to expend significant amounts annually. If we elect to expand our fleet in future periods, our capital needs would increase. We expect to pay for projected capital expenditures with a combination of capital and operating leases, cash flows from operations, and borrowings under our line of credit. If we are unable to generate sufficient cash from operations and obtain financing on favorable terms in the future, we may have to limit our growth, enter into less favorable financing arrangements, or operate our revenue equipment for longer periods, any of which could have a materially adverse effect on our profitability.

Fluctuations in the price or availability of fuel, as well as hedging activities, surcharge collection, and the volume and terms of diesel fuel purchase commitments may increase our cost of operation, which could materially and adversely affect our profitability.

Fuel is one of our largest operating expenses. Diesel fuel prices fluctuate greatly due to economic, political, climatic, and other factors beyond our control. Fuel is also subject to regional pricing differences and often costs more on the West Coast, where we have significant operations. From time-to-time we have used fuel surcharges, hedging contracts, and volume purchase arrangements to attempt to limit the effect of price fluctuations. Although we seek to recover a portion of the short-term increases in fuel prices from customers through fuel surcharges, these arrangements do not fully offset the increase in the cost of diesel fuel and also may result in us not receiving the full benefit of any fuel price decreases. Fluctuations in fuel prices, a shortage of diesel fuel, or increased consumption due to adverse weather could materially and adversely affect our results of operations.

If we cannot effectively manage the challenges associated with doing business internationally, our revenues and profitability may suffer.

A significant portion of our revenue is derived from our international operations, and our success is dependent upon our operations in Mexico and Canada. Our international operations are subject to a variety of risks, including fluctuations in foreign currencies, changes in the economic strength of the foreign countries in which we do business, difficulties in enforcing contractual obligations and intellectual property rights, compliance burdens associated with a wide variety of international and United States export and import laws, and social, political, and economic instability. Our international business could be adversely affected by restrictions on travel to any of our three countries of operations due to a health epidemic or outbreak, and any such epidemic or outbreak may adversely affect demand for freight. Additional risks associated with our foreign operations include restrictive trade policies, imposition of duties, taxes, or government royalties by foreign governments, and compliance with the Foreign Corrupt Practices Act and local anti-bribery law compliance. Pursuant to an agreement between the United States and Mexico, cross-border movements for both United States and Mexican-based carriers into the United States and Mexico are now allowed, which presents an additional risk in the form of the potential for increased competition in Mexico and the risk of increased congestion on our cross-border lanes. In addition, we could be subject to additional regulatory risks related to the use of Mexican drivers through our Mexico subsidiary for shipments into the United States.

Increased prices, reduced productivity, reduced demand for our used equipment, and restricted availability of new revenue equipment may adversely affect our earnings and cash flows.

We have experienced higher prices for new tractors over the past few years, attributable to government regulations applicable to newly manufactured tractors and diesel engines, higher commodity prices, and better pricing power among equipment manufacturers. EPA emissions standards that went into effect in 2010 are more stringent than prior standards and have required the introduction of new, more expensive engines, and future emission reduction regulations may require vendors to further modify new equipment which may lead to further increases in cost. Our business could be harmed if we are unable to continue to obtain an adequate supply of new tractors and trailers for these or other reasons. As a result, we expect to continue to pay increased prices for equipment and incur additional expenses and related financing costs for the foreseeable future. Furthermore, reduced equipment efficiency and lower fuel mileage may result from new engines designed to reduce emissions, therefore, increase our operating expenses. Our decision to shorten our equipment upgrade cycle may increase the impact of higher equipment cost on our profitability.

As we continually replace our equipment and occasionally seek to dispose of outdated equipment obtained through our acquisitions, we rely on the used equipment market to extract remaining value out of our used equipment. The market for used equipment is impacted by several factors, including the demand for freight, the supply of used equipment, and the availability of financing. A deterioration of demand for used equipment could make it more difficult to dispose of and replace older equipment and may reduce our ability to refresh our fleet and dispose of less fuel efficient equipment obtained through acquisitions, both of which could negatively impact our profitability.

Our operations are subject to various environmental laws and regulations, the violation of which could result in substantial fines or penalties.

In addition to the regulation of our drivers under CSA, our transportation activities are regulated by the DOT and other agencies. These regulations include weight and equipment requirements, operating methods, safety rules, and other regulations. In addition to direct regulation under the DOT and related agencies, we are subject to various environmental laws and regulations dealing with the hauling and handling of hazardous materials, fuel storage tanks, air emissions from our vehicles and facilities, and discharge and retention of storm water. We operate in industrial areas where truck terminals and other industrial activities are located, and where groundwater or other forms of environmental contamination are possible. Our operations involve the risks of fuel spillage or seepage, environmental damage, and hazardous waste disposal, among others. We also maintain underground bulk fuel storage tanks and fueling islands at several of our facilities. A small percentage of our freight consists of low-grade hazardous substances, which subjects us to an additional array of regulations. A spill or other accident involving hazardous substances, releases of hazardous substances we transport, or a finding that we are in violation of environmental laws or regulations could subject us to liabilities that could have a materially adverse effect on our business and operating results. If we should fail to comply with applicable environmental regulations, we could be subject to substantial fines or penalties and to civil and criminal liability.

In 2010, stricter fuel efficiency and emissions standards were mandated by the EPA. In 2011, the EPA and National Highway Traffic Safety Administration proposed further efficiency and emissions standards that went into effect in 2014. These new standards include a mandated 20% improvement in fuel economy by 2018. Engines meeting new emissions standards generally cost more and require additional maintenance compared with earlier models. Compliance with such regulations has increased the cost of our new tractors and could increase our operating expenses.

Concern over climate change, including the impact of global warming, has led to legislative and regulatory efforts to limit greenhouse gas emissions. Regulatory and legislative activity in this area has increased, and future emission regulations or legislation are possible. Regulations related to climate change that potentially impose restrictions, caps, taxes, or other controls on emissions of greenhouse gases could adversely affect our operations and financial results.  More specifically, legislative or regulatory actions related to climate change could adversely impact us by increasing our fuel costs and reducing fuel efficiency and could result in the creation of substantial additional capital expenditures and operating costs in the form of taxes, emissions allowances, or required equipment upgrades.  Until the timing, scope, and extent of any future regulation becomes known, we cannot predict its effect on our cost structure or our operating results; however, any future regulation could impair our operating efficiency and productivity and result in higher operating costs.

If we are unable to retain our key employees, our business, financial condition, and results of operations could be adversely affected.

We are highly dependent upon the services of certain key employees, including, but not limited to: Stephen Russell, the Chairman of our board of directors; Paul Will, our President and Chief Executive Officer; William E. Meek, our Executive Vice President and Chief Operating Officer; and Jonathan Russell, our President of Asset Light Business Units. The loss of their services could negatively impact our operations and future profitability.

Seasonality and the impact of weather affect our operations and profitability.

Our tractor productivity decreases during the winter season because inclement weather impedes operations, and some shippers reduce their shipments after the winter holiday season. Revenue can also be affected by bad weather and holidays, since revenue is directly related to available working days of shippers. At the same time, operating expenses increase, with fuel efficiency declining because of engine idling and harsh weather creating higher accident frequency, increased claims, and more equipment repairs. The impact of adverse weather events, including short-term impacts from weather-related events such as hurricanes, blizzards, ice storms, and floods, could diminish our profitability or make our operating results more volatile.

Our business is subject to certain credit factors affecting the trucking industry that are largely out of our control and that could have a materially adverse effect on our operating results.

If the economy and credit markets weaken, our business, financial results, and results of operations could be materially and adversely affected, especially if consumer confidence declines and domestic spending decreases. We may need to incur additional indebtedness or issue debt or equity securities in the future to fund working capital requirements, make investments, or for general corporate purposes. If the credit and equity markets were to erode, our ability to do so may be constrained. A decline in the credit or equity markets or any increase in volatility could make it more difficult for us to obtain financing and may lead to an adverse impact on our profitability and operations.

Our primary credit agreement contains certain covenants, restrictions, and requirements, and we may be unable to comply with the covenants, restrictions, and requirements. A default could result in the acceleration of all or part of our outstanding indebtedness, which could have an adverse effect on our financial condition, liquidity, results of operations, and the price of our common stock.

We have financing arrangements that contain certain restrictions and covenants relating to, among other things, dividends, liens, acquisitions and dispositions outside of the ordinary course of business, affiliate transactions, and financial covenants. If we fail to comply with any of our financing arrangement covenants, restrictions, and requirements, we will be in default under the relevant agreement, which could cause the acceleration of our obligations under such agreement.  Deterioration in the credit markets may make it difficult or expensive to refinance accelerated debt or we may have to issue equity securities, which would dilute stock ownership.  Even if new financing is made available to us, the current lack of available credit and consequent more stringent borrowing terms may mean that credit is not available to us on acceptable terms. A default under our financing arrangements could cause a materially adverse effect on our liquidity, financial condition, and results of operations. See “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q, for the quarter ended March 31, 2015, for additional information on our primary credit agreement.

Our level of indebtedness could adversely affect our financial condition and our ability to fulfill our obligations and operate our business.

We have a significant amount of debt and our ongoing capital needs are extensive.  Our indebtedness could result in the following consequences:

•	increased vulnerability to general adverse economic and industry conditions;

•	increased vulnerability to interest rate increases on our variable rate debt;

•
commitment of a substantial portion of cash flow from operations to payments on indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions, and other general corporate purposes;

•	limit flexibility in planning for, or reacting to, changes in our business;

•	place us at a competitive disadvantage relative to competitors that have less debt; and

•	limit our ability to borrow additional funds.

We depend on the proper functioning and availability of our information systems and a system failure could cause a significant disruption to our business and have a materially adverse effect on our results of operations.

We depend on the proper functioning and availability of our information systems, including financial reporting and operating systems, in operating our business. Our operating system is critical to understanding customer demands, accepting and planning loads, dispatching equipment and drivers, and billing and collecting for our services. Our financial reporting system is critical to producing accurate and timely financial statements and analyzing business information to help us manage effectively. If any of our critical information systems fail or become otherwise unavailable, whether as a result of the upgrade project or otherwise, we would have to perform the functions manually, which could temporarily impact our ability to manage our fleet efficiently, to respond to customers’ requests effectively, to maintain billing and other records reliably, and to bill for services and prepare financial statements accurately or in a timely manner. Our business interruption insurance may be inadequate to protect us in the event of an unforeseeable and extreme catastrophe. Any system failure, delays, or complications, security breach, or other system failure could interrupt or delay our operations, damage our reputation, cause us to lose customers, or impact our ability to manage our operations and report our financial performance, any of which could have a materially adverse effect on our business.

Risks Relating to this Offering and Ownership of Our Common Stock

The market price of our common stock may fluctuate significantly, and this may make it difficult for you to resell our common stock at times or at prices you find attractive.

The market price of our common stock may fluctuate significantly as a result of a number of factors, many of which are outside our control. The current market price of our common stock may not be indicative of future market prices. Fluctuations may occur in response to the other risk factors listed in this prospectus and for many other reasons, including:

•	actual or anticipated variations in earnings, financial or operating performance or liquidity, including those resulting from the seasonality of our business;

•	our financial performance or the performance of our competitors and similar companies;

•	the public’s reaction to our press releases, other public announcements, and filings with the Securities and Exchange Commission (the “Commission”);

•	changes in estimates of our performance or recommendations by securities analysts;

•	failure to meet securities analysts’ quarterly and annual projections;

•	the impact of new federal or state regulations;

•	changes in accounting standards, policies, guidance, interpretations, or principles;

•	the introduction of new services by us or our competitors;

•	the arrival or departure of key personnel;

•	acquisitions, strategic alliances, or joint ventures involving us or our competitors;

•	technological innovations or other trends in our industry;

•	news affecting our customers;

•	operating and stock performance of other companies deemed to be peers;

•	regulatory or labor conditions applicable to us, our industry, or the industries we serve;

•	market conditions in our industry, the industries we serve, the financial markets, and the economy as a whole;

•	changes in our capital structure; and

•	sales of our common stock by us or members of our management team.

In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of a particular company. These broad market fluctuations may cause declines in the market price of our common stock.

Volatility in the market price of our common stock may make it difficult for you to resell shares of our common stock when you want or at attractive prices. In addition, when the market price of a company’s common stock drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs, including settlement costs or awards for legal damages, and could divert the time and attention of our management and other resources.

Our stock trading volume may not provide adequate liquidity for investors.

The average daily trading volume in our common stock is less than that of certain other transportation and logistics companies. A public trading market having the desired characteristics of depth, liquidity, and orderliness depends on the presence in the marketplace of a sufficient number of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the daily average trading volume of our common stock, significant sales of our common stock in a brief period of time, or the expectation of these sales, could cause a decline in the market price of our common stock. Additionally, low trading volumes may limit your ability to sell your shares when you want or at or above the price at which you purchased such shares.

We may issue shares of preferred stock with greater rights than our common stock.

Our Amended and Restated Certificate of Incorporation authorizes our board of directors to issue preferred stock without stockholder approval and to set the rights, preferences, and other terms thereof, including voting rights of those shares. Our board of directors has designated a series of preferred stock pursuant to the Certificate of Designation for Series A Junior Participating Preferred Stock dated July 18, 2000.   Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights, or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock.  Please read “Description of Our Capital Stock – Preferred Stock” in the base prospectus accompanying this prospectus supplement.

There may be future dilution of our common stock, which could adversely affect the market price of our common stock.

In the future, we may issue shares of our common stock in connection with future acquisitions, strategic transactions, to raise capital, to compensate management, or otherwise. We may also issue securities convertible into, or exchangeable for, or that represent the right to receive, our common stock. Any of these events may dilute your ownership interest in our company, reduce our earnings per share, and have an adverse effect on the price of our common stock.

Any decisions to reduce or discontinue paying cash dividends to our stockholders could cause the market price of our common stock to decline.

Our payment of cash dividends on our common stock is subject to, among other things, our financial condition, results of operations, capital requirements, restrictions in our primary credit facility, and other factors deemed relevant by our board of directors. There can be no assurance that we will continue to pay cash dividends in the future and, even if we do pay cash dividends, the amount and frequency of such dividends may be reduced. Any reduction or discontinuance of our payment of quarterly cash dividends on our common stock could cause the market price of our common stock to decline. Moreover, in the event our payment of quarterly cash dividends on our common stock is reduced or discontinued, our failure or inability to resume paying cash dividends on our common stock at historical levels could result in a lower market price of our common stock.

If securities or industry analysts do not publish research about our business, or publish negative reports about our business, our stock price and trading volume could decline.

The trading market for our common stock, to some extent, depends on the research and reports that securities or industry analysts publish about our business.  We do not have any control over these analysts.  If one or more of the analysts who cover us downgrade our shares or lower their opinion of our shares, our share price may decline.  If one or more of these analysts ceases coverage of our business or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

USE OF PROCEEDS

We expect to receive gross proceeds from this offering of approximately $79.0 million.  If the underwriter exercises in full its option to purchase additional shares, we expect our gross proceeds from this offering to be approximately $90.9 million.

We intend to use all of the gross proceeds to repay borrowings under our revolving credit facility, for offering fees and expenses, and for general corporate purposes.  As of March 31, 2015, total borrowings under our revolving credit facility were approximately $154.8 million and had a weighted average interest rate of 1.0%.  Our revolving credit facility matures in December 2019.  We have used borrowings under our revolving credit facility for working capital, capital expenditures (including tractor and trailer purchases), and acquisitions.  We may reborrow any amounts repaid under our revolving credit facility, subject to the terms of the facility, to pay for capital expenditures, acquisitions, and for other general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as of March 31, 2015:

●	on an actual basis; and

●
on an as adjusted basis, to give effect to (i) the completion of this offering (assuming no exercise of the underwriter’s option to purchase additional shares) and (ii) our application of the gross proceeds from this offering in the manner described in “Use of Proceeds.”

You should read this table in conjunction with the information set forth under “Summary — Summary Historical Financial and Operating Data” and “Use of Proceeds,” included elsewhere in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes to those statements in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, which is incorporated by reference into this prospectus supplement.

	As of March 31, 2015
	Actual	As Adjusted
	(dollars in thousands)
Cash and cash equivalents	$17,688	$17,688
Long-term debt and capital lease obligations, including current maturities and portion
Borrowings under credit facility	154,841	75,803
Revenue equipment installment notes	2,000	2,000
Principal portion of capital lease obligations	318,575	318,575
Total long-term debt and capital lease obligations, including current portion	$475,416	$396,378
Stockholders’ equity:
Common stock, $0.033 par value, authorized 40,000,000 shares; 24,340,997 shares issued and 23,840,997 shares outstanding, actual; 27,840,997 shares issued and 27,340,997 shares outstanding, as adjusted	817	933
Treasury stock at cost; 500,000 shares, actual and as adjusted	(3,453)	(3,453)
Additional paid-in-capital	115,166	194,088
Retained earnings	183,853	183,853
Accumulated other comprehensive loss	$(23,338)	$(23,338)
Total stockholders’ equity	$273,045	$352,083
Total capitalization	$748,461	$748,461

The foregoing table excludes:

●	419,926 non-vested restricted shares of our common stock outstanding as of March 31, 2015;

●	400,724 vested, but unexercised options to purchase our common stock outstanding as of March 31, 2015; and

●	529,792 shares of our common stock available for future awards under our 2006 Omnibus Incentive Plan, as amended.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is traded on the New York Stock Exchange under the symbol “CGI.”  The following table shows the reported high and low sales prices of our common stock for the periods indicated, as reported on the New York Stock Exchange.

Fiscal Period	High	Low
2015:
Quarter ended June 30, 2015, through May 27, 2015	$28.17	$23.60
Quarter ended March 31, 2015	$29.15	$21.59
Quarter ended December 31, 2014	$23.23	$18.12
Quarter ended September 30, 2014	$23.12	$18.88
2014:
Quarter ended June 30, 2014	$24.69	$21.02
Quarter ended March 31, 2014	$24.67	$18.71
Quarter ended December 31, 2013	$21.21	$16.63
Quarter ended September 30, 2013	$20.74	$17.33
2013:
Quarter ended June 30, 2013	$20.85	$16.29
Quarter ended March 31, 2013	$21.99	$17.91
Quarter ended December 31, 2012	$18.10	$14.69
Quarter ended September 30, 2012	$18.08	$13.51

The reported last sales price per share of our common stock as quoted through the New York Stock Exchange on May 27, 2015, was $23.96 per share. As of May 27, 2015, we had 23,945,059 shares of our common stock outstanding. The number of stockholders of record on May 27, 2015, was 223; however, we estimate that we have a significantly greater number of stockholders because a substantial number of shares of common stock are held of record by brokers or dealers for their customers in street names.

DIVIDEND POLICY

We have paid a regular quarterly cash dividend of two cents ($0.02) per share since the quarter ended September 30, 2011.  On April 28, 2015, our board of directors approved a regular cash dividend to stockholders for the quarter ending June 30, 2015.  The quarterly cash dividend of two cents ($0.02) per share of common stock will be payable on July 24, 2015, to stockholders of record at the close of business on July 10, 2015. Future payments of cash dividends will depend on our financial condition, results of operations, capital commitments, restrictions under our current and future debt agreements, and other factors our board of directors may consider relevant.  There can be no assurance that we will continue to pay cash dividends in amounts and with the frequency we have in the past, or at all.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated May 27, 2015, we have entered into an underwriting agreement with Raymond James & Associates, Inc. with respect to the shares being offered.  Subject to certain conditions, the underwriter has agreed to purchase 3,500,000 shares of our common stock.  The underwriting agreement provides that the obligation of the underwriter to purchase the shares offered hereby are subject to certain conditions.  The underwriter is committed to pay for all of the shares being offered, if any are taken.

The underwriter has agreed to purchase the shares at a price of $22.5823 per share, which will result in approximately $79.0 million in aggregate gross proceeds to us (or approximately $90.9 million if the underwriter’s over-allotment option described below is exercised in full), before deducting our out-of-pocket expenses of approximately $200,000.

The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices, subject to receipt of acceptance by the underwriter and subject to its right to reject any order in part or in whole.  The underwriter may effect such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of our common stock for whom they may act as agents or to whom they may sell as principals.  The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares shall be deemed underwriting compensation.

We have granted the underwriter a 30-day option to purchase up to 525,000 additional shares of our common stock at a price of $22.5823 per share.  The option may be exercised only to cover over-allotments in the sale of the shares.

We have agreed to indemnify the underwriter against various liabilities, including certain liabilities under the Securities Act and the Exchange Act or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Lock-up Agreements

Our directors and our executive officers have agreed, subject to customary exceptions, for a period of 60 days after the date of this prospectus supplement, not to directly or indirectly:  (a) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or take any other action, whether through derivative contracts, options or otherwise to reduce their financial risk of holding any of our securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any securities held or deemed to be beneficially owned by the person or entity without the prior written consent of Raymond James & Associates, Inc. or (b) exercise or seek to exercise or effectuate in any manner any rights of any nature that the person or the entity has or may have hereafter to require us to register under the Securities Act, the sale, transfer or other disposition of any of our securities held or deemed to be beneficially owned by the person or entity, or to otherwise participate as a selling security holder in any manner in any registration by us under the Securities Act.

In addition we have agreed, subject to customary exceptions, that for 60 days after the date of this prospectus supplement, we will not directly or indirectly without the prior written consent of Raymond James & Associates, Inc. (a) offer for sale, sell, issue, pledge or otherwise dispose of any shares of common stock or options, warrants or any other securities convertible into or exchangeable for shares of common stock, (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, (c) file or cause to be filed a registration statement with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into our common stock or (d) publicly disclose the intention to do any of the foregoing.

Price Stabilization, Short Positions, and Penalty Bids

Until this offering is completed, SEC rules may limit the ability of the underwriter to bid for and purchase shares of common stock. As an exception to these rules, the underwriter may engage in certain transactions that stabilize the price of the shares of common stock. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of shares of common stock available for purchase by the underwriter under the option to purchase additional common stock. The underwriter can close out a covered short sale by exercising the option to purchase additional shares of common stock or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares of common stock compared to the price available under the option to purchase additional shares of common stock. The underwriter may also sell shares of common stock in excess of the option to purchase additional shares of common stock, creating a naked short position. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the shares of common stock. These activities may raise or maintain the market price of the shares of common stock above independent market levels or prevent or retard a decline in the market price of the shares of common stock.

In connection with this transaction, the underwriter may engage in passive market making transactions in the shares of common stock, prior to the pricing and completion of this offering. Passive market making is permitted by Regulation M of the Securities Act and consists of displaying bids no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the shares of common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the shares of common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

These activities by the underwriter may stabilize, maintain or otherwise affect the market price of the shares of common stock. As a result the price of the shares of common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriter without notice at any time.

Electronic Distribution

A prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter of the offering, or by its affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the prospectus or the registration statement, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

We have agreed to reimburse the underwriter for certain expenses set forth in the underwriting agreement.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CGI.”

Affiliations

The underwriter has provided, and may in the future provide, various investment banking, financial advisory, and other financial services to us for which it has received, and in the future may receive, advisory or transaction fees, as applicable, plus out-of-pocket expenses of the nature and in amounts customary in the industry for these financial services. It is expected that we will continue to use the underwriter for various services in the future.

Notice to Canadian Residents

Resale Restrictions

The distribution of the shares of common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of shares of common stock are made. Any resale of the shares of common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares of common stock.

Representations of Purchasers

By purchasing shares of common stock in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●
further details concerning the legal authority for this information is available on request. the purchaser is entitled under applicable provincial securities laws to purchase the shares of common stock without the benefit of a prospectus qualified under those securities laws;

●	where required by law, that the purchaser is purchasing as principal and not as agent;

●	the purchaser has reviewed the text above under “—Resale Restrictions”; and

●
the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the shares of common stock to the regulatory authority that by law is entitled to collect the information.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares of common stock, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares of common stock. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares of common stock. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the shares of common stock were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares of common stock as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of shares of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of common stock in their particular circumstances and about the eligibility of the shares of common stock for investment by the purchaser under relevant Canadian legislation.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

●
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

●
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Investors in the United Kingdom

Each underwriter represents, warrants and agrees as follows:

●
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act of 2000, or FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of FSMA (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the Company; and

●
it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Offering Restrictions

The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We have filed a Registration Statement on Form S-3 with the Commission regarding this offering.  This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information.  We file annual, quarterly, and special reports, proxy statements, and other information with the Commission.  The file number under the Exchange Act for our Commission filings is No. 1-34533.  You may read and copy materials that we have filed with the Commission, including the registration statement to which this prospectus supplement relates, at the Commission’s Public Reference Room located at:

100 F Street, N.E.
Washington, D.C. 20549

Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room.  Our Commission filings also are available to the public on the Commission’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically and our website at www.celadontrucking.com.  The information contained on or accessible through our website is not incorporated by reference and should not be considered part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents and information we filed with the Commission that are identified below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (except as otherwise provided in the forms governing the documents we incorporate by reference, including, with respect to Current Reports on Form 8-K, any information furnished under Item 2.02 or Item 7.01 and related exhibits) until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated.  The documents we incorporate by reference are:

(i)
Our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the Commission on September 15, 2014, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on March 30, 2015;

(ii)	Our Current Report on Form 8-K filed with the Commission on August 7, 2014;

(iii)	Our Current Report on Form 8-K filed with the Commission on August 12, 2014;

(iv)	Our Current Report on Form 8-K filed with the Commission on October 2, 2014;

(v)	Our Current Report on Form 8-K filed with the Commission on October 22, 2014;

(vi)	Our Current Report on Form 8-K filed with the Commission on October 30, 2014;

(vii)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the Commission on November 10, 2014;

(viii)	Our Current Report on Form 8-K filed with the Commission on December 17, 2014;

(ix)	Our Current Report on Form 8-K filed with the Commission on January 29, 2015;

(x)	Our Current Report on Form 8-K filed with the Commission on February 3, 2015;

(xi)	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, filed with the Commission on February 9, 2015;
(xii)	Our Current Report on Form 8-K filed with the Commission on April 29, 2015;

(xiii)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 11, 2015;
(xiv)	Our Current Report on Form 8-K filed with the Commission on May 27, 2015;
(xv)	The description of our common stock contained under the caption “Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed November 9, 2009; and

(xvi)
The description of our preferred stock contained under the caption “Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A on November 9, 2009, which incorporates by reference information in Form 8-A filed July 20, 2000.

Any statements made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent any statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies, or supersedes such statement.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with the prospectus.  You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (317) 972-7000 between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time: Mr. Bobby Peavler, Vice President and Principal Accounting Officer, Celadon Group, Inc., 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235.

We have not authorized any dealer, salesperson, or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Scudder Law Firm, P.C., L.L.O.  Certain legal matters will be passed upon for the underwriter by Morrison & Foerster LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement Schedule II of Celadon Group, Inc. as of June 30, 2014, and for the year ended June 30, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2014, have been incorporated in this prospectus by reference in reliance upon the report of BKD, LLP, independent registered public accounting firm.

The consolidated financial statements and the related financial statement Schedule II of Celadon Group, Inc. as of June 30, 2013, and for each of the years in the two-year period ended June 30, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

CELADON GROUP, INC.

Common Stock
Preferred Stock
Debt Securities
Rights
Warrants
_____________________________

We may offer and sell any combination of the securities described in this prospectus on a delayed or continuous basis at indeterminate prices from time to time.  The maximum aggregate offering price that we may issue under this prospectus will not exceed $250,000,000.

We will provide the specific terms and offering price of the securities we offer in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus.  The prospectus supplements also may add to, update, or change information contained in this prospectus.  In addition, we may supplement, update, or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the supplements to this prospectus, and any incorporated documents carefully before you invest in any of our securities.  This prospectus is not an offer to sell our securities and it is not soliciting an offer to buy our securities in any state where the offer or sale is not permitted.

We may offer our securities directly to investors, through agents, underwriters, or dealers on a delayed or continued basis.  Each prospectus supplement will provide the terms of the plan of distribution relating to our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CGI.”  Other than for shares of our common stock, there is no market for the securities we may offer.
_____________________________

Investing in our securities involves a high degree of risk.  Before buying any of our securities, you should carefully consider the risk factors described in “Risk Factors” beginning on page 4 of this prospectus.
_____________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
_____________________________

The date of this prospectus is May 27, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process.  Under this shelf process, we may from time to time sell our securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer.  Each time we sell our securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

You should rely only on the information contained or incorporated by reference into this prospectus, a prospectus supplement, free writing prospectus, or any amendment filed with the Commission. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus may be used only where it is legal to sell these securities. We are offering to sell, and seeking offers to buy, only the securities covered by this prospectus, and only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our securities. You should assume that the information appearing in this prospectus, any prospectus supplement, free writing prospectus, or amendment and the documents incorporated by reference is accurate only as of the date of this prospectus, any prospectus supplement, free writing prospectus, or amendment or the respective document incorporated by reference, as the case may be. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Unless the context requires otherwise, references to the "Company," "Celadon," "we," "us," "our," and words of similar import refer to Celadon Group, Inc. and its consolidated subsidiaries.

All references in this prospectus to our consolidated financial statements include, unless the context indicates otherwise, the related notes. The estimates of market share and industry data and forecasts included in or incorporated by reference into this prospectus supplement and the accompanying prospectus have been obtained from industry publications and surveys. We believe the information contained in these industry publications and surveys and forecasts to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein.

You should read carefully the entire prospectus, as well as the documents incorporated by reference into the prospectus, before making an investment decision.

  i

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information that may be important to you.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer to sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and other terms of the securities being offered.  The prospectus supplement and the documents incorporated by reference herein also may add, update, or change information contained in this prospectus.  To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement, as well as the section entitled “Risk Factors” beginning on page 4 of this prospectus, before making a decision to invest in our securities.  Together, these documents will give the specific terms of the securities we may offer.  You should also read the documents we have incorporated by reference in this prospectus described above under “Where You Can Obtain Additional Information.”

Celadon Group, Inc.

We are one of North America's twenty largest truckload carriers as measured by revenue, generating $759.3 million in operating revenue during our fiscal year ended June 30, 2014. We provide asset-based dry van truckload carrier and rail services, asset-based temperature controlled truckload carrier and rail services, asset-based flatbed truckload carrier services, and asset-light-based services including brokerage services, less-than-truckload ("LTL"), temperature controlled and warehousing services. Through our asset-based and asset-light-based services, we are able to transport or arrange for transportation throughout the United States, Canada, and Mexico.

We generated approximately 45% of our revenue in fiscal 2014 from services provided internationally, and we believe the size of our international operations, including the frequency of our annual border crossings, make us one of the largest providers of international truckload movements in North America. We believe that our strategically located terminals and experience with the unique regulatory and logistical requirements of each North American country provide a competitive advantage in the international trucking marketplace. We believe our international operations offer an attractive business niche, and we plan to continue expanding our cross-border operations to take advantage of this opportunity. We have continued to expand our other business offerings in the recent past including brokerage services, LTL, temperature controlled, flatbed and dedicated services.  We expect to continue to grow these offerings with our customers in the future.

We have two reportable segments, comprised of an asset-based segment and an asset-light segment. Our asset-based segment includes our asset-based dry van, temperature controlled, and flatbed carrier and rail services, which are geographically diversified, but have similar economic and other relevant characteristics, as they all provide truckload carrier services of general commodities to a similar class of customers. Our asset-light segment consists of our warehousing, brokerage, and LTL operations. We have continued to expand and diversify our asset-based and asset-light services, including through a series of strategic acquisitions over the past several years.

Other Information

Celadon Group, Inc. was founded in 1985 as a provider of dry van, long haul freight transportation with a focus on north-south shipping lanes. We now operate more than 3,600 tractors and have expanded our service offerings to include temperature controlled, flatbed, and logistics services. As of March 26, 2015, we had approximately 232 stockholders of record of our common stock; however, we estimate that our actual number of stockholders is much higher because a substantial number of our shares are held of record by brokers or dealers for their customers in street names.

Our headquarters is located at 9503 East 33rd Street, One Celadon Drive, Indianapolis, IN 46235-4207.  Our telephone number is (317) 972-7000.  Our website is located at www.celadontrucking.com.  The information contained in or available through our website is not incorporated by reference into, and should not be considered part of, this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated herein by reference contain certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases such as “expects,” “estimates,” “projects,” “believes,” “anticipates,” “plans,” “intends,” and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this prospectus, any prospectus supplement, and the documents incorporated herein by reference, the statements relating to the following, among others, are forward looking statements:

●	any projections of earnings, revenues, capital expenditures, sources or adequacy of capital and liquidity, or other financial items;

●	plans, strategies, and objectives of management for future operations, including proposed new services or developments, tractor and trailer count;

●	future economic conditions, trucking capacity, freight demand and volumes, rates, and prices;

●	future costs, such as driver compensation, equipment costs, fuel prices and hedging, taxes and other government impositions;

●	the impact of actual or proposed governmental regulation;

●	future ability to expand our fleet and number of independent contractors; and

●	future acquisitions or the ability to successfully integrate existing acquisitions.

All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions.  Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs, and projections will be achieved.  There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents incorporated herein by reference.  Such risks, uncertainties, and other important factors, which could cause our actual results to differ materially from those suggested by our forward-looking statements are set forth in our reports incorporated by reference into this prospectus and include, among other things, the following:

●	future recessionary economic cycles, downturns in customers’ business cycles, and inventory fluctuations;

●	any weakening in the credit markets or general economic conditions;

●	our ability to attract and retain qualified drivers and independent contractors, both through conventional recruiting efforts and our driving schools;

●
regulatory requirements that increase costs, reduce efficiency, or reduce the availability of drivers, including revised hours-of-service requirements for drivers and the U.S. Department of Transportation ("DOT") Federal Motor Carrier Safety Administration’s Compliance Safety Accountability program, which implemented new driver standards and modified the methodology for determining a carrier’s DOT safety rating;

●
increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors, including the potential impact of more stringent federal leasing regulations from the DOT Federal Motor Carrier Safety Administration;

●
increases in the frequency and severity of claims relating to accident, cargo, workers’ compensation, health, and other claims, increased insurance premiums, fluctuations in claims expenses that result from our self-insured retention amounts, differences between estimates used in establishing and adjusting claims reserves and actual results over time, adverse changes in claims experience and loss development factors, or additional changes in management’s estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impact our results;

\

●	changes in market conditions for used revenue equipment that impact our capital expenditures and our ability to dispose of revenue equipment on the schedule and for the prices we expect;

●	changes in demand for and production output of new revenue equipment that impacts our ability to refresh revenue equipment on the schedule we expect;

●	increases in the prices paid for new revenue equipment that impact our capital expenditures and our results generally;

●	our ability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements;

●	our ability to maintain compliance with the provisions of our primary credit and other financing agreements;

●	excess tractor or trailer capacity in the trucking industry;

●	reduced demand for our services or loss of one or more of our major customers;

●	strikes, work stoppages, or work slowdowns at our facilities or at customer, port, border crossing, or other shipping related facilities;

●	increases or volatility in fuel prices or collection of fuel surcharges, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers;

●	seasonal factors such as inclement weather conditions that increase operating costs;

●	pricing and other competitive pressures, including from trucking, rail, and intermodal competitors;

●	the ability to reduce, or control increases in, our operating costs;

●	the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations;

●	our ability to retain or replace key personnel;

●	our ability to continue growing international operations and managing uncertainties associated with our international operations; and

●	potential for disruption or failure of our information technology systems.

Readers should review and consider these factors along with the various disclosures by us in our press releases, stockholder reports, and filings with the Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

RISK FACTORS

An investment in our securities involves significant risks.  The trading price or value of our securities could decline due to any of these risks, and you may lose all or part of your investment.  Before you make an investment decision regarding the securities, you should carefully consider the risk factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2014, in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q, and in other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as other information contained in or incorporated by reference into this prospectus or any prospectus supplement hereto before making a decision to invest in our securities.  See “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION,” “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS,” and “INCORPORATION OF DOCUMENTS BY REFERENCE” above.  The prospectus supplement applicable to each series of securities we may offer may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

USE OF PROCEEDS

To the extent we sell securities, we intend to use the net proceeds from such sales as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

We do not calculate a ratio of earnings to fixed charges and preferred stock dividends at this time because no shares of our preferred stock are issued and outstanding.  If we offer shares of preferred stock or debt securities under this prospectus we will, at that time, provide a ratio of earnings to fixed charges and preferred stock dividends in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

  We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	to or through underwriters or dealers;

●	directly to one or more purchasers;

●	through agents; or

●	through a combination of any of such methods of sale.

  The prospectus supplement with respect to the offered securities will describe the terms of the offering, including:

●	the name or names of any agents or underwriters;

●	the purchase price of such securities and the proceeds to us from such sale;

●	any underwriting discounts and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or re-allowed or paid to dealers.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, rights, and warrants that we may offer from time to time.  These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update, or change the terms and conditions of the securities as described in this prospectus.

The description in the applicable prospectus supplement and other offering material of any securities we offer will not necessarily be complete and will be qualified in its entirety by reference to any applicable agreements, which will be filed with the Commission if we offer such securities. For more information on how you can obtain copies of any applicable agreements if we offer our securities, see “INCORPORATION OF DOCUMENTS BY REFERENCE,” and “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION.” We urge you to read any applicable agreements and the applicable prospectus supplement and any other offering material in their entirety.

When we use the terms “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. When we use the terms “Board” or “Board of Directors” in this prospectus, we mean our board of directors, unless we say otherwise.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Under our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our authorized capital stock consists of 40,000,000 shares of common stock, par value thirty-three hundredths of one dollar ($.033) per share, and 179,985 shares of preferred stock, par value one dollar ($1.00) per share, the rights and preferences of which may be designated by the Board of Directors.  As of the date of this prospectus, 24,261,823 shares of our common stock were issued and outstanding, and no shares of our preferred stock were issued and outstanding. The discussion below describes the most important terms of our capital stock, our Certificate of Incorporation, and our Amended and Restated Bylaws (the “Bylaws”).  Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, refer to our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to our Report on Form 10-Q filed with the SEC on January 30, 2006, and our Quarterly Report on Form 10-Q filed with the SEC on January 31, 2008, respectively, and to the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Common Stock

Our common stock is listed on the New York Stock Exchange, under the symbol “CGI.”  Any additional common stock we issue will also be listed on the New York Stock Exchange.

Voting.   Holders of common stock are entitled to one vote per share, and are not entitled to cumulative voting in the election of directors.

Conversion.   Our common stock has no conversion rights.

Dividends.   Holders of common stock are entitled to receive dividends or other distributions, if and when such dividends or distributions are declared by the Board of Directors from funds legally available under Delaware law, subject to any preference in favor of outstanding preferred shares, if any.

Liquidation.   In the event of liquidation, dissolution, or winding up, holders of common stock share with each other on a ratable basis as a single class in our assets, if any, available for distribution after payment of all creditors and the liquidation preferences on any outstanding shares on preferred stock, if any such preferred stock is issued.

The rights, preferences, and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred shares, including those designated pursuant to the Certificate of Designation for Series A Junior Participating Preferred Stock, issued by the Board on June 28, 2000, or any other series of preferred shares which we may designate and issue in the future.

Preferred Stock

The Board of Directors is authorized to issue shares of our preferred stock at any time, without stockholder approval.  It has the authority to determine all aspects of those shares, including the following:

●	the designation and number of shares;

●	the dividend rate and preferences, if any, which dividends on that series of preferred stock will have compared to any other class or series of our capital stock;

●	the voting rights, if any;

●	the conversion or exchange privileges, if any, applicable to that series;

●	the redemption price or prices and the other terms of redemption, if any, applicable to that series; and

●	any purchase, retirement, or sinking fund provisions applicable to that series.

Any of these terms could have an adverse effect on the availability of earnings for distribution to the holders of common stock or for other corporate purposes. We have no agreements or understandings for the issuance of any shares of preferred stock.

Certain Provisions of our Certificate of Incorporation and Bylaws

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Article ELEVENTH of our Certificate of Incorporation includes a provision that eliminates the personal liability of directors to us for monetary damages for actions taken as a director, except for liability:

●	for breach of duty of loyalty;

●	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

●	under Section 174 of the DGCL (unlawful dividends); or

●	for transactions from which the director derived improper personal benefit.

Article TENTH of our Certificate of Incorporation and Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by Section 145 of the DGCL. We believe that providing indemnification to directors and officers is useful in attracting and retaining qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.

Anti-Takeover Provisions of Delaware Law and Our Charter Provisions

We are a Delaware corporation subject to Section 203 of the DGCL.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●
the corporation has elected in its certificate of incorporation or bylaws to be excluded from the restrictions of Section 203 (the lack of such an election in our Certificate of Incorporation and Bylaws means that we are currently subject to restrictions on such combinations and transactions);

●
prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●
at the time of or after the person became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The term “business combination” is defined generally to include, among other things, mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or its majority-owned subsidiaries, transactions that increase an interested stockholder's percentage ownership of stock, and the receipt by an interested stockholder of a disproportionate financial benefit provided by or through the corporation or its majority-owned subsidiaries.

The term “interested stockholder” is defined to include any person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, or the affiliates and associates of any such person.

Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Certain provisions of the Certificate of Incorporation and Bylaws deal with matters of corporate governance and the rights of stockholders. These provisions include the following:

●	reserving to the board of directors the exclusive right to fill vacancies on the board;

●
providing that a director may be removed only upon the affirmative vote of the holders of a majority of the then outstanding shares of voting capital stock of the corporation, voting together as a single class;

●	allocating authority to the Board to adopt, amend, and repeal the Bylaws without stockholder approval; and

●	under the Certificate of Incorporation, the Board of Directors may issue preferred shares and set the voting rights, preferences, and other terms thereof.

    Such provisions, together with certain provisions of the DGCL discussed above, could be deemed to have an anti-takeover effect and discourage takeover attempts not first approved by the Board of Directors (including takeovers that certain stockholders may deem to be in their best interest). Any such discouraging effect upon takeover attempts could potentially depress the market price of our securities or inhibit temporary fluctuations in the market price of our securities that could result from actual or rumored takeover attempts.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulative voting in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not expressly provide for cumulative voting.

Authorized but Unissued Capital Stock

The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as our common stock is listed on the New York Stock Exchange, requires stockholder approval of certain issuances. Authorized but unissued shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms and provisions of the debt securities we may offer under this prospectus and one or more prospectus supplements. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may issue senior, senior subordinated, or subordinated, debt securities. Senior securities will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated.  Senior subordinated securities will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated indebtedness.  Subordinated securities will be subordinated in right of payment to senior subordinated securities.

We need not issue all debt securities of one series at the same time. Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We will issue the senior debt securities and senior subordinated debt securities under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We use the term “indenture” or “indentures” to refer to both the senior indenture and the subordinated indenture. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and we may supplement the indenture from time to time.  Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.  The terms of the senior indenture and subordinated indenture will be substantially similar, except that the subordinated indenture will include provisions pertaining to the subordination of the subordinated debt securities and senior subordinated debt securities to the senior debt securities and any of our other senior securities.  The following statements relating to the debt securities and the indenture are summaries only, are subject to change, and are qualified in their entirety to the detailed provisions of the indenture, any supplemental indenture, and any prospectus supplements.

General

The debt securities will be our direct obligations. We may issue debt securities from time to time and in one or more series as we may establish by resolution or as we may establish in one or more supplemental indentures. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series.  We may issue debt securities with terms different from those of debt securities that we previously issued.

We may issue debt securities from time to time and in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will set forth in a prospectus supplement relating to any series of debt securities being offered the initial offering price and the following terms of the debt securities:

●	the title of the debt securities;

●	the series designation and whether they are senior securities, senior subordinated securities, or subordinated securities;

●	the aggregate principal amount of the debt securities and any limit on the aggregate amount of the series of debt securities;

●
the price or prices (expressed as a percentage of the aggregate principal amount) at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon the maturity of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index, or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

●	the place where principal, interest, and any additional amounts will be payable and where the debt securities can be surrendered for transfer, exchange, or conversion;

●	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, preferred stock, or any other security or property;

●	if convertible, the initial conversion price, the conversion period, and any other terms governing such conversion;

●	any subordination provisions or limitations relating to the debt securities;

●	any sinking fund requirements;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●
the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	whether we will issue the debt securities in certificated or book-entry form;

●
whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

●	the designation of the currency, currencies, or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

●
if payments of principal of, and interest and any additional amounts on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●
the manner in which the amounts of payment of principal of, and interest and any additional amounts on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index, or financial index;

●	any applicability of the defeasance provisions described in this prospectus or any prospectus supplement;

●
whether and under what circumstances, if any, we will pay additional amounts on any debt securities in respect of any tax, assessment, or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

●
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner, and place for them to be authenticated and delivered;

●	any securities exchange on which we will list the debt securities;

●	any restrictions on transfer, sale, or other assignment;

●	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for or convertible into shares of our common stock or other securities or property.  The terms, if any, on which the debt securities may be exchanged for or converted into shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement.  Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock or other securities or property to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities at less than the principal amount payable upon maturity.  We refer to these securities as “original issue discount securities.”  If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting, and other considerations applicable to original issue discount securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and interest and any additional amounts on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control.  You should review carefully the applicable prospectus supplement for information with respect to events of default and any covenants applicable to the debt securities being offered.

Payments and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and interest and any additional amounts on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder, or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Form, Transfer, and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a depositary that will be named in the prospectus supplement or a nominee of the depositary (as a “book-entry debt security”), or a certificate issued in definitive registered form (as a “certificated debt security”), as described in the applicable prospectus supplement.  Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  Certificated debt securities may be transferred or exchanged by the holder at the trustee’s office or paying agencies in accordance with the terms of the indenture.  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Certificated debt securities and the right to receive the principal of, and interest and any additional amounts on, certificated debt securities may be transferred only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder, or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.  Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants.

Except as described in this prospectus or any applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities, and will not be considered the owners or holders of those securities under the indenture.  Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee, and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and interest and any additional amounts on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security.  We, the trustee, and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee.  We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming, or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Merger, Consolidation, and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not merge with or into or consolidate with, or convey, transfer, or lease all or substantially all of our properties and assets to, any person (a “successor person”), and we may not permit any person to merge into or convey, transfer, or lease its properties and assets substantially as an entirety to us, unless the following applies:

●
either (a) we are the surviving entity or (b) the successor person is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●
immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

●	certain other conditions that may be set forth in the applicable prospectus supplement are met.

This covenant would not apply to any recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt unless the transactions or change in control included a merger, consolidation, or transfer or lease of substantially all of our assets.  Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt.

Events of Default Under the Indenture

Unless we provide otherwise in the applicable prospectus supplement, an “event of default” will mean, with respect to any series of debt securities, any of the following:

●
we default in the payment of interest on any security of that series or any coupon appertaining thereto or any additional amount payable with respect to any security of that series when the same becomes due and payable and such default continues for a period of 30 days;

●
we default in the payment of the principal of or any premium on any security of that series when the same becomes due and payable at its maturity or on redemption or otherwise, or in the payment of a mandatory sinking fund payment when and as due by the terms of the securities of that series, and in each case such default continues for a period of 10 days;

●
we default in the performance of, or breach, any covenant or warranty in the indenture with respect to any security of that series (other than a covenant or warranty default in whose performance or whose breach is specifically dealt with elsewhere in this Section) and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

●
we, pursuant to or within the meaning of any bankruptcy law, (A) commence a voluntary case, (B) consent to the entry of an order for relief against it in an involuntary case, (C) consent to the appointment of a custodian of it or for all or substantially all of its property, or (D) make a general assignment for the benefit of its creditors;

●
a court of competent jurisdiction enters an order or decree under any bankruptcy law that (A) is for relief against us in an involuntary case, (B) appoints a custodian for us or all or substantially all of our property, or (C) orders the liquidation of us; and the order or decree remains unstayed and in effect for 90 days; or

●
any other event of default provided with respect to debt securities of that series that is included in any supplemental indenture or is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.  An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness.  In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency, or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series.  In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

At any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving the following:

●	our failure to pay the principal of, and interest and any additional amounts on, any debt security; or

●	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a responsible officer of the trustee unless the default has been cured or waived.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any holder of any such outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense.  Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.  The trustee may, however, refuse to exercise any discretion that conflicts with the indenture or any law or which may be unduly prejudicial to the holders of the debt securities of the applicable series not joining in the discretion.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●
the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, except as provided in the subordination provisions, if any, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest or additional amounts on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture, or, in the event of noncompliance, specify the noncompliance, and the nature and status of the noncompliance.

Modification of Indenture and Waiver

Unless we provide otherwise in the applicable prospectus supplement, and except as specified below, modifications and amendments to the indenture will require the approval of not less than a majority in principal amount of our outstanding debt securities.

Changes Requiring the Unanimous Approval.  We and the trustee will not be permitted to make any modification or amendment to the indenture without the consent of the holder of each affected debt security then outstanding if that amendment will have any of the following results:

●	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security;

●
reduce the principal of or any additional amounts on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●
waive a default in the payment of the principal of, and interest or any additional amounts on, any debt security, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration;

●	make the principal of, or interest or any additional amounts on, any debt security payable in currency other than that stated in the debt security;

●	change the place of payment on a debt security;

●	change the currency or currencies of payment of the principal of, and any premium, make-whole payment, interest, or additional amounts on, any debt security;

●	impair the right to initiate suit for the enforcement of any payment on or with respect to any debt security;

●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture, to waive compliance with certain provisions of an indenture, or to waive certain defaults;

●
reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

●
make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security;

●	waive a redemption payment with respect to any debt security; or

●
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and interest and any additional amount on, those debt securities, the right of holders to institute suit for the enforcement of any payment, or the right of holders to waive past defaults.

Changes Not Requiring Approval of Debt Holders.  We and the trustee will be permitted to modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

●	to evidence the succession of another person to us as obligor under the indenture;

●	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

●	to add events of default for the benefit of the holders of all or any series of debt securities;

●
to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

●
to add, change, or eliminate any provisions of the indenture, provided that any addition, change, or elimination (a) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any debt security with respect to such provision, or (b) shall become effective only when there are no outstanding debt securities;

●	to establish additional series of debt securities;

●	to secure previously unsecured debt securities;

●
to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock, or other securities or property;

●	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

●	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

●
to cure any ambiguity, defect, or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture;

●
to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

●
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

A vote by holders of debt securities will not be required for clarifications and certain other changes that would not adversely affect holders of the debt securities.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series; to replace stolen, lost, or mutilated debt securities of the series; and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents).  We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants.  Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in the applicable prospectus supplement.  The conditions include, among others, the following:

●
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default.  However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

●
direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

●
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours.  The terms will include a description of the following:

●	the indebtedness ranking senior to the debt securities being offered;

●	any restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

●	any restrictions on payments to the holders of the debt securities being offered following an event of default; and

●	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock, or other of our securities or property will be described in the applicable prospectus supplement.  These terms will include the following:

●	the conversion or exchange price, or the manner of calculating the price;

●	the exchange or conversion period;

●	whether the conversion or exchange is mandatory, or voluntary at the option of the holder, or at our option;

●	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

●	the means of calculating the number of shares of our common stock, preferred stock, or other of our securities or property to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations, or similar transactions, as set forth in the applicable prospectus supplement.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.  Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

If less than all the debt securities of any series are to be redeemed or purchased in an offer to purchase at any time, the trustee will select the debt securities of that series to be redeemed or purchased as follows: (1) if the securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the debt securities of that series are listed, or (2) if the debt securities of that series are not listed on a national securities exchange, on a pro rata basis, by lot, or by such other method as the trustee deems fair and appropriate.

Except as otherwise provided as to any particular series of debt securities, at least 30 days but not more than 60 days before a redemption date, we or the trustee will mail a notice of redemption to each holder whose debt securities are to be redeemed.  From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state specified in the applicable prospectus supplement, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF RIGHTS

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our stockholders.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering.  Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the stockholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations.  To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the right to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights.  If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities.  Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants.  The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue.  The applicable prospectus supplement will describe the specific terms of any issuance of warrants.  The terms of any warrants we offer may differ from the terms described in this prospectus.  As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement.  Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms.  If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

●	the title of the warrants;

●	the total number of warrants;

●	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

●	the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;

●	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

●	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

●	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

●	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

●	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement.  Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants.  Each warrant will entitle the holder to purchase a number of shares of common stock or preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants.  Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants.  After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or preferred stock purchasable upon such exercise.  The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants.  Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or preferred stock purchasable upon such exercise.  If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

LEGAL MATTERS

Scudder Law Firm, P.C., L.L.O., Lincoln, Nebraska, has provided an opinion for us regarding certain matters with respect to the validity of the securities offered pursuant to this prospectus.  Counsel for any underwriter or agent will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statements Schedule II of Celadon Group, Inc. as of June 30, 2014, and for the year ended June 30, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2014, have been incorporated in this prospectus by reference in reliance upon the report of BKD, LLP, independent registered public accounting firm.

The consolidated financial statements and the related financial statement Schedule II of Celadon Group, Inc. as of June 30, 2013, and for each of the years in the two-year period ended June 30, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. The file number under the Securities Exchange Act of 1934 for our Commission filings is No. 1-34533.  You may read and copy materials that we have filed with the Commission, including the registration statement of which this prospectus is a part, at the Commission’s Public Reference Room located at:

100 F Street, N.E.
Washington, D.C. 20549

Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room.  Our Commission filings also are available to the public on the Commission’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically and our website at www.celadontrucking.com.  The information contained on our website is not incorporated by reference and should not be considered part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents and information we filed with the Commission that are identified below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (except as otherwise provided in the forms governing the documents we incorporate by reference, including, with respect to Current Reports on Form 8-K, any information furnished under Item 2.02, Item 7.01, 8.01, or 9.01 and related exhibits) until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated.  The documents we incorporate by reference are:

(i)
Our Annual Report on Form 10-K for the year ended June 30, 2014, filed with the Commission on September 15, 2014, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on March 30, 2015;

(ii)	Our Current Report on Form 8-K filed with the Commission on August 7, 2014;

(iii)	Our Current Report on Form 8-K filed with the Commission on August 12, 2014;

(iv)	Our Current Report on Form 8-K filed with the Commission on October 2, 2014;

(v)	Our Current Report on Form 8-K filed with the Commission on October 22, 2014;

(vi)	Our Current Report on Form 8-K filed with the Commission on October 30, 2014;

(vii)	Our Quarterly report on Form 10-Q for the quarter ended September 30, 2014, filed with the Commission on November 10, 2014;

(viii)	Our Current Report on Form 8-K filed with the Commission on December 17, 2014;

(ix)	Our Current Report on Form 8-K filed with the Commission on February 3, 2015;

(x)	Our Quarterly report on Form 10-Q for the quarter ended December 31, 2014, filed with the Commission on February 9, 2015;
(xi)	The description of our common stock contained under the caption “Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed November 9, 2009; and

(xii)
The description of our preferred stock contained under the caption “Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A on November 9, 2009, which incorporates by reference information in Form 8-A filed July 20, 2000.

Any statements made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies, or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent any statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies, or supersedes such statement.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with the prospectus.  You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (317) 972-7000 between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time: Mr. Bobby Peavler, Vice President and Principal Accounting Officer, Celadon Group, Inc., 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235.

We have not authorized any dealer, salesperson, or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

3,500,000 Shares

CELADON GROUP, INC.

Common Stock

____________________________

Prospectus Supplement
____________________________

RAYMOND JAMES

May 28, 2015